United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2014 (Date of earliest event reported: April 29, 2014)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2014, SkyMall, LLC (“SkyMall”), an indirect wholly-owned subsidiary of  Xhibit Corp. (“Xhibit”), Xhibit, and each of the Other Xhibit Subsidiaries (as defined below, and collectively with SkyMall and Xhibit, the “Xhibit Companies”) amended and restated that certain Credit Agreement dated September 18, 2013, as amended as of January 31, 2014 (the “Previous SMXE Facility”), with SMXE Lending, LLC (“SMXE”), a Delaware limited liability company, (the “Amended Credit Agreement”) and the related documents executed in connection therewith (collectively the “Amended Loan Facility”).  SMXE is an affiliate of and controlled by Jahm Najafi (“Najafi”), a member of Xhibit’s Board of Directors (the “Board”) and the majority shareholder of Xhibit through beneficial ownership.

Among other amendments, the Amended Loan Facility: 1) increases the line of credit with SMXE from $4.50 million to $17.15 million; 2) reduces the interest rate from LIBOR plus 4.5 percentage points to LIBOR plus 0.5 percentage point per annum and 3) accelerates the maturity date to January 15, 2015 from the prior maturity date of June 30, 2015.

The covenants under this Amended Loan Facility became more restrictive and include additional security such as liens on gift card inventory, more stringent notice requirements, bank account control agreements, daily cash sweeps, and a prohibition on all equity capital raises, among other covenants set forth therein.

The funds drawn on the Amended Loan Facility were applied to repay and retire the $7.65 million senior credit facility (the “Chase Facility”) from JP Morgan Chase Bank, N.A. (“Chase Bank”), which payment amount was $5.16 million, and provides for working capital.  Immediately after the closing of the Amended Loan Facility, and retirement of Chase Facility, the Xhibit Companies borrowed $4.49 million under the Amended Loan Facility, which represents an increase of $2.00 million above the aggregate face amount of the Previous SMXE and Chase Facilities.  The availability of the remaining balance of approximately $3.00 million under the Amended Loan Facility is conditioned upon SMXE’s satisfaction of certain conditions.

The Previous SMXE Facility was subordinated to the Chase Facility.  With the retirement of the Chase Facility, the Amended SMXE Facility is now a senior credit facility, secured by all of the Xhibit Companies’ assets.  The Previous SMXE Facility was amended pursuant to the Amended Credit Agreement, an  Amended and Restated Line of Credit Note, an Amended and Restated Continuing Guaranty, and two Amended and Restated Continuing Security Agreements, which are attached hereto as Exhibits 10.1 through 10.5, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference (the “Amended Loan Documents”).

In addition to the Amended Loan Documents, the following documents that were executed in connection with the Previous SMXE Facility remain in force as well: a Leasehold Deed Of Trust; Assignment Of Rents And Leases; Security Agreement And Fixture Filing executed by SkyMall; a Trademark Collateral Agreement executed by SkyMall; and a Trademark And Copyright Collateral Agreement executed by Xhibit.

The Amended Loan Facility contains customary representations and warranties, events of default, and affirmative and negative covenants as set forth in the documents executed in connection with the Previous SMXE Facility.

Upon an event of default under the Amended Loan Facility, the applicable interest rate increases to LIBOR plus 3.5 percentage points and SMXE may require immediate and full repayment of all amounts the outstanding.  Events of default include failure to make required payments, defaults by the Xhibit Companies with respect to any third party contracts involving obligations of $0.10 million or more; and other customary events including breach of any representation, warranty or other covenants.

The Audit Committee of Xhibit’s Board of Directors determined the Amended Loan Facility is fair and reasonable and that its terms reasonably reflect current market terms and conditions, and recommended the resolution adopted by the Board approve to the Amended Loan Facility.

For purposes of this Form 8-K, “Other Xhibit Companies” means Xhibit Interactive, LLC, SpyFire Interactive, LLC, Stacked Digital, LLC, FlyReply Corp., SHC Parent Corp., SkyMall Interests, LLC and SkyMall Ventures, LLC.

Each of the descriptions above of the Amended Loan Documents is qualified in its entirety by the complete text of the same and have been included to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual information about the Xhibit Companies.  Each of the descriptions above of the Amended Loan Documents contain representations and warranties of the Xhibit Companies made to, and solely for the benefit of, the lender party thereto.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made to a third party for specific purposes and made only as of the respective dates of the Amended Loan Documents.  Information concerning the subject matter of the representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in Xhibit’s public disclosures.

This summary description of the material terms of the Previous SMXE Facility and the other documents executed in connection therewith is qualified in its entirety by reference to the complete terms of the Previous SMXE Facility as described in the Current Reports on Form 8-K filed by Xhibit on September 20, 2013 and February 6, 2014, and such documents which were filed as exhibits thereto, and the same are all incorporated herein by reference.

Item 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2014, the Chase Facility was terminated and refinanced by the Amended Loan Facility.  The Chase Facility was a $7.65 million senior secured loan facility with an interest rate of LIBOR plus a margin of 0.5% that could be prepaid without penalty and was scheduled to mature on June 30, 2015.  Proceeds from the Amended Loan Facility were used to fully repay the Chase Facility, which on April 29, 2014 consisted of $5.16 million in outstanding principal and interest.  The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Chase Facility is incorporated herein by reference.

Item 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. EXHIBITS

10.1
Amended and Restated Credit Agreement, dated as of April 29, 2014, by and among SMXE Lending, LLC, SkyMall, LLC, Xhibit Corp., SkyMall Interests, LLC, SkyMall Ventures, LLC, SHC Parent Corp., Stacked Digital, LLC, Xhibit Interactive, LLC, SpyFire Interactive, LLC, and FlyReply Corp.

10.2	Amended and Restated Line of Credit Note, dated as of April 29, 2014, executed in favor of SMXE Lending, LLC, by SkyMall, LLC.

10.3
Amended and Restated Continuing Guaranty Agreement, dated as of April 29, 2014, to SMXE Lending, LLC, executed by Xhibit Corp., SkyMall Interests, LLC, SkyMall Ventures, LLC, SHC Parent Corp., Stacked Digital, LLC, Xhibit Interactive, LLC, SpyFire Interactive, LLC, and FlyReply Corp.

10.4	Amended and Restated Continuing Security Agreement, dated as of April 29, 2014, executed by SkyMall, LLC.

10.5
Amended and Restated Continuing Security Agreement, dated as of April 29, 2014, executed by Xhibit Corp., SkyMall Interests, LLC, SkyMall Ventures, LLC, SHC Parent Corp., Stacked Digital, LLC, Xhibit Interactive, LLC, SpyFire Interactive, LLC, and FlyReply Corp.

Safe Harbor for Forward-Looking Statements

Information in this current report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These risks include, but are not limited to, statements regarding the satisfaction of conditions precedent to permit additional borrowings under the Amended Loan Facility.  All forward-looking statements included in this report, including expectations about the Company’s ability to comply with the borrowing requirements and repayment terms of the Amended Loan Facility, are based upon information available to the Company as of the date of this report, which may change.  These statements are not guarantees of future performance and actual results could differ materially from our current expectations.  The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2014

Xhibit Corp., a Nevada corporation

By:	/s/ Scott Wiley
Scott Wiley, CFO